Exhibit 4.9

Rights Certificate No.:	Number of Rights:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED FEBRUARY     , 2005 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE BANK OF NEW YORK, THE RIGHTS AGENT.

ORBIMAGE INC.
Incorporated under the laws of the State of Delaware

CUSIP NO.: 68555Y 12 7

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Investment Units Consisting of
One Share of Common Stock and One Warrant to Purchase One Share of Common Stock of ORBIMAGE Inc.
Subscription Price: $10.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH __, 2005, UNLESS EXTENDED BY THE COMPANY.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof, or its assigns, to subscribe for and purchase one investment unit (a “Unit”), consisting of one share of common stock, with a par value of $0.01 per share, of ORBIMAGE Inc., a Delaware corporation, (the “Common Stock”) and one warrant to purchase one share of Common Stock, at a subscription price of $10.00 per Unit (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of ORBIMAGE Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Units”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit in accordance with the “Instructions as to Use of OBIMAGE Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate. The Rights evidenced by this Subscription Rights Certificate may also be transferred or sold by completing Form 2 on the reverse side hereof in accordance with the “Instructions as to Use of ORBIMAGE Inc. Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

Transferable on the books of ORBIMAGE Inc. in person or by duly authorized attorney upon surrender of this Subscription Rights Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

Witness the seal of ORBIMAGE Inc. and the signatures of its duly authorized officers.

Dated: ________   __, 2005

Matthew M. O’Connell Chief Executive Officer, President and Director	William Lee Warren Vice President, General Counsel and Secretary

COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK,
as Transfer Agent And Registrar

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

For delivery by mail:	By Hand or Overnight Delivery:

The Bank of New York Reorganization Services ORBIMAGE Inc. P.O. Box 11248 New York, NY 10286-1248	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286 Telephone: 800-507-9357

Delivery other than in the manner or to the addresses listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 — EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for Units pursuant to your Over-subscription Privilege, please also complete line (b) and sign under Form 4 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for		Units x	$		=	$

	(No. of Units)			(Subscription Price)			(Payment)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional Units pursuant to your Over-Subscription Privilege:

I apply for		Units x	$		=	$

	(No. of Units)			(Subscription Price)			(Payment)

(c) Total Amount of Payment Enclosed = $ _________

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn on a U.S. bank, or postal, telegraphic or express money order payable to “The Bank of New York, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by The Bank of New York, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at
The Bank of New York
A/C # 8900060603
ABA # 021000018
REF: ORBIMAGE Inc. Subscription offer

FORM 2 — SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER
To sell or transfer your subscription rights to another person, complete this Form and have your signature guaranteed under Form 5. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

For value received ___of the subscription rights represented by this Subscription Rights Certificate are assigned to:

(Print Full Name of Assignee)

(Print Full Address)

Tax ID or Social Security No.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3 — DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of Common Stock and warrants comprising the Units underlying your subscription right or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4 — SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5 — SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF ORBIMAGE INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE BANK OF NEW YORK, THE RIGHTS AGENT, AT 800-507-9357.